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                                                                    Exhibit 10.2


                                 $15,000,000.00





                           LOAN AND SECURITY AGREEMENT

                                 by and between

                            THE TRIZETTO GROUP, INC.
                        CREATIVE BUSINESS SOLUTIONS, INC.
                            ELBEJAY ACQUISITION CORP.
                        FINSERV HEALTH CARE SYSTEMS, INC.
                       HEALTHCARE MEDIA ENTERPRISES, INC.
                                 HEALTHWEB, INC.
                        MARGOLIS HEALTH ENTERPRISES, INC.
                               NOVALIS CORPORATION
                       TRIZETTO APPLICATION SERVICES, INC.
                        HEALTHCARE MEDIA PRIVATE LIMITED
                      DIGITAL INSURANCE SYSTEMS CORPORATION
                        HEALTH NETWORKS OF AMERICA, INC.
                         NOVALIS DEVELOPMENT CORPORATION
                   NOVALIS DEVELOPMENT & LICENSING CORPORATION
                          NOVALIS SERVICES CORPORATION

                           (collectively, "Borrower")

                                       and

                         HELLER HEALTHCARE FINANCE, INC.

                                   ("Lender")



                               September 11, 2000


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                           LOAN AND SECURITY AGREEMENT


      THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is made as of September 11, 2000, by and among THE TRIZETTO GROUP, INC., a Delaware corporation ("TriZetto"), CREATIVE BUSINESS SOLUTIONS, INC., a Texas corporation ("CBS"); ELBEJAY ACQUISITION CORP., a Delaware corporation ("LBJ"); FINSERV HEALTH CARE SYSTEMS, INC., a New York corporation ("Finserv"); HEALTHCARE MEDIA ENTERPRISES, INC., a Delaware corporation ("HME"); HEALTHWEB, INC., a Delaware corporation ("HealthWeb"); MARGOLIS HEALTH ENTERPRISES, INC., a California corporation ("Margolis"); NOVALIS CORPORATION, a Delaware corporation ("Novalis"); TRIZETTO APPLICATION SERVICES, INC., a Colorado corporation ("TriZetto Application"); HEALTHCARE MEDIA PRIVATE LIMITED, an India company and subsidiary of HME ("HMP"); DIGITAL INSURANCE SYSTEMS CORPORATION, an Ohio corporation ("Digital"); HEALTH NETWORKS OF AMERICA, INC., a Maryland corporation ("Health Networks"); NOVALIS DEVELOPMENT CORPORATION, a Delaware corporation ("Novalis Development"); NOVALIS DEVELOPMENT & LICENSING CORPORATION, an Indiana corporation ("Novalis Licensing"); NOVALIS SERVICES CORPORATION, a Delaware corporation ("Novalis Services" and collectively with TriZetto, CBS, LBJ, Finserv, HME, HealthWeb, Margolis, Novalis, TriZetto Application, HMP, Digital, Health Networks, Novalis Development, and Novalis Licensing, the "Borrower"), (collectively, the "Borrower"), and HELLER HEALTHCARE FINANCE, INC., a Delaware corporation ("Lender").

                                    RECITALS

      A. Borrower desires to establish certain financing arrangements with and borrow funds from Lender, and Lender is willing to establish such arrangements for and make loans and extensions of credit to Borrower, on the terms and conditions set forth below.

      B. The parties desire to define the terms and conditions of their relationship and to reduce their agreements to writing.

        NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and for other consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:


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                                    ARTICLE I

                                   DEFINITIONS

      As used in this Agreement, unless otherwise specified, all references to "Sections" shall be deemed to refer to Sections of this Agreement, and the following terms shall have the meanings set forth below:

      SECTION 1.1. ACCOUNT. "Account" means any right to payment for goods sold or leased or services rendered, whether or not evidenced by an instrument or chattel paper, and whether or not earned by performance, including, without limitation, the right to payment of management fees.

      SECTION 1.2. ACCOUNT DEBTOR. "Account Debtor" means any Person obligated on any Account of Borrower.

      SECTION 1.3. AFFILIATE. "Affiliate" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, including without limitation their stockholders and any Affiliates thereof. A Person shall be deemed to control a corporation or other entity if the Person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

      SECTION 1.4. AGREEMENT. "Agreement" means this Loan and Security Agreement, as it may be amended or supplemented from time to time.

      SECTION 1.5. BASE RATE. "Base Rate" means a rate of interest equal to One and One Half Percent (1.5%) above the "Prime Rate of Interest".

      SECTION 1.6. BORROWED MONEY. "Borrowed Money" means any obligation to repay money, any indebtedness evidenced by notes, bonds, debentures or similar obligations, any obligation under a conditional sale or other title retention agreement and the net aggregate rentals under any lease which under GAAP would be capitalized on the books of Borrower or which is the substantial equivalent of the financing of the property so leased.

      SECTION 1.7. BORROWER. "Borrower" has the meaning set forth in the Preamble.

      SECTION 1.8. BORROWING BASE. "Borrowing Base" has the meaning set forth in
Section 2.1(d).

      SECTION 1.9. BUSINESS DAY. "Business Day" means any day on which financial institutions are open for business in the State of Maryland, excluding Saturdays and Sundays.

      SECTION 1.9a CHANGE OF CONTROL. "Change of Control" of Borrower shall mean
(i) the acquisition, directly or indirectly, (other than pursuant to the issuance of securities in a financing



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transaction) by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of Borrower possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of Borrower; (ii) a merger or consolidation in which Borrower is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of Borrower immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which Borrower is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of Borrower are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Borrower; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of Borrower.

      SECTION 1.10. CLOSING; CLOSING DATE. "Closing" and "Closing Date" have the meanings set forth in Section 5.3.

      SECTION 1.11. COLLATERAL. "Collateral" has the meaning set forth in
Section 3.1.

      SECTION 1.12. COMMITMENT FEE. "Commitment Fee" has the meaning set forth in Section 2.4(a).

      SECTION 1.13. CONCENTRATION ACCOUNT. "Concentration Account" has the meaning set forth in Section 2.3.

      SECTION 1.14. CONTROLLED GROUP. "Controlled Group" means all businesses that would be treated as a single employer under Section 4001(b) of ERISA.

      SECTION 1.15. CUSTOMER. "Customer" means any party (including without limitation any hospital, health care provider, other health care-related entity, insurance company or managed care organization) contracting with Borrower to deliver Healthcare Services and all Persons legally liable to pay Borrower for such Healthcare Services.

      SECTION 1.16. CUSTOMER CONTRACT. "Customer Contract" means those certain contracts to provide Healthcare Services to Customers, as such contracts are listed on Schedule 1.16 to this Agreement as of the date hereof and such other contracts as may be entered into after the date hereof (provided Borrower agrees to update such Schedule 1.16 quarterly and otherwise upon the request of Lender).

      SECTION 1.17. DEFAULT RATE. "Default Rate" means a rate per annum equal to five percent (5%) above the then-applicable Base Rate.

      SECTION 1.18. ERISA. "ERISA" has the meaning set forth in Section 4.12.

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      SECTION 1.19. EVENT OF DEFAULT. "Event of Default" and "Events of Default"
have the meanings set forth in Section 8.1.

      SECTION 1.20. GAAP. "GAAP" means generally accepted accounting principles applied in a consistent manner.

      SECTION 1.21. GOVERNMENTAL AUTHORITY. "Governmental Authority" means and includes any federal, state, District of Columbia, county, municipal, or other government and any department, commission, board, bureau, agency or instrumentality thereof, whether domestic or foreign.

      SECTION 1.22. HAZARDOUS MATERIAL. "Hazardous Material" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, by any environmental statute, rule or regulation or any Governmental Authority applicable to Borrower or its business, operations or assets.

      SECTION 1.23. HEALTHCARE SERVICES. "Healthcare Services" means services and products provided to a Customer, including, but not limited to intellectual property-related services and products provided to a Customer and performed or provided by Borrower which are covered by a contract with such Customer for a necessary or specifically requested valid and proper purpose.

      SECTION 1.24. HIGHEST LAWFUL RATE. "Highest Lawful Rate" means the maximum lawful rate of interest referred to in Section 2.7 that may accrue pursuant to this Agreement.

      SECTION 1.25. LENDER. "Lender" means Heller Healthcare Finance, Inc., a Delaware corporation.

      SECTION 1.26. LOAN. "Loan" has the meaning set forth in Section 2.1(a).

      SECTION 1.27. LOAN DOCUMENTS. "Loan Documents" means and includes this Agreement, the Note, the Term Note (as defined herein), the Certificate of Validity, and each and every other document now or hereafter delivered in connection with this Agreement, as any of them may be amended, modified, or supplemented from time to time.

      SECTION 1.28. LOAN MANAGEMENT FEE. "Loan Management Fee" has the meaning set forth in Section 2.4(c).

      SECTION 1.29. LOCKBOX. "Lockbox" has the meaning set forth in Section 2.3.

      SECTION 1.30. LOCKBOX ACCOUNT. "Lockbox Account" means collectively, the accounts maintained by Borrower at the Lockbox Bank into which all collections of Accounts are paid directly.


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      SECTION 1.31. LOCKBOX BANK. "Lockbox Bank" has the meaning set forth in
Section 2.3.

      SECTION 1.31a. MATERIAL ADVERSE EFFECT. "Material Adverse Effect" shall mean any event or condition which, alone or when taken with other events or conditions occurring or existing concurrently with such event or condition (i) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, or properties of Borrower; (ii) has or is reasonably expected to have any material adverse effect on the validity or enforceability of this Agreement or any Loan Document; (iii) materially impairs or is reasonably expected to materially impair the ability of Borrower to pay and perform the obligations under this Agreement; (iv) materially impairs or is reasonably expected to materially impair the ability of Lender to enforce its rights and remedies under this Agreement or any of the Loan Documents; or (v) has or is reasonably expected to have any material adverse effect on the Collateral, the liens of Lender in the Collateral or the priority of such liens.

      SECTION 1.32. MAXIMUM LOAN AMOUNT. "Maximum Loan Amount" has the meaning set forth in Section 2.1(a).

      SECTION 1.33. NOTE. "Note" has the meaning set forth in Section 2.1(c).

      SECTION 1.34. OBLIGATIONS. "Obligations" has the meaning set forth in
Section 3.1.

      SECTION 1.35. PERMITTED LIENS. "Permitted Liens" means: (i) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance; (ii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), operating and capital leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;
(iii) mechanic's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due, or which are being contested in good faith by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made (provided that such proceedings do not, in Lender's sole discretion, involve any substantial risk of the sale, loss or forfeiture of such property or assets or any interest therein); (v) liens on equipment of Borrower to secure borrowed money incurred for the sole purpose of financing the purchase price of the equipment subject to such lien (i.e. purchase money security interests) in the ordinary course of business; and (vi) liens set forth on Schedule 1.35.

      SECTION 1.36. PERSON. "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, Governmental Authority, or any other entity.

      SECTION 1.37. PLAN. "Plan" has the meaning set forth in Section 4.12.

      SECTION 1.38. PREMISES. "Premises" has the meaning set forth in Section 4.14.


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      SECTION 1.39. PRIME RATE OF INTEREST. "Prime Rate of Interest" means that rate of interest designated as such by Citibank, N.A., or any successor thereto, as the same may from time to time fluctuate.

      SECTION 1.40. PROHIBITED TRANSACTION. "Prohibited Transaction" means a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Internal Revenue Code that is not exempt under Section 407 or
Section 408 of ERISA or Section 4975(c)(2) or (d) of the Internal Revenue Code or under a class exemption granted by the U.S. Department of Labor.

      SECTION 1.41. QUALIFIED ACCOUNT. "Qualified Account" means an Account of Borrower generated in the ordinary course of Borrower's business from the rendition of Healthcare Services pursuant to a Customer Contract which Lender, in its sole credit judgment, deems to be a Qualified Account. Without limiting the generality of the foregoing, no Account shall be a Qualified Account if: (a) the Account or any portion of the Account is payable by an individual beneficiary, recipient or subscriber individually and not directly to Borrower by an Account Debtor acceptable to Lender in its sole discretion; (b) the Account remains unpaid more than one hundred and twenty (120) calendar days past the claim or invoice date (but in no event more than one hundred and thirty five
(135) calendar days after the applicable Healthcare Services have been rendered); (c) the Account is subject to any defense, set-off, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind; (d) any part of any goods the sale of which has given rise to the Account has been returned, rejected, lost, or damaged; (e) if the Account arises from the sale of goods by Borrower, the sale was not an absolute sale, or the sale was made on consignment or on approval or on a sale-or-return basis, or the sale was made subject to any other repurchase or return agreement, or the goods have not been shipped to the Account Debtor or its designee; (f) if the Account arises from the performance of Healthcare Services, where the Healthcare Services have not been actually been performed or the Healthcare Services were undertaken in violation of any law; (g) the Account is subject to a lien other than a Permitted Lien; (h) Borrower knows or should have known of the bankruptcy, receivership, reorganization, or insolvency of the Account Debtor;
(i) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; (j) the Account is an Account of an Account Debtor having its principal place of business or executive office outside the United States; (k) the Account Debtor is an Affiliate or Subsidiary of Borrower; (l) more than twenty percent (20%) of the aggregate balance of all Accounts owing from the Account Debtor obligated on the Account are outstanding more than one hundred and twenty (120) calendar days past their invoice date; (m) fifty percent (50%) or more of the aggregate unpaid Accounts from any single Account Debtor are not deemed Qualified Accounts under this Agreement; (n) the total unpaid Accounts of any single Account Debtor exceed twenty percent (20%) of the net amount of all Qualified Accounts; (o) any covenant, representation or warranty contained in the Loan Documents with respect to such Account has been breached; (p) any Account which is based on a contract which is invoiced and/or paid based on a percentage of completion basis; (q) any Account which is based on a contract in which Borrower is paid for services and which services have not yet been fully provided by Borrower; (r) any license fee (other than fees which are paid on a month-to-month basis and are otherwise eligible hereunder); or (s) the Account fails to meet such other specifications and requirements which may from time to time be established



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by Lender. In addition, Lender may include the following as Qualified Accounts:
Accounts derived from the contract in which Borrower receives software license fees from Blue Cross/Blue Shield of Tennessee (and similar contracts which are individually approved in writing by Lender), subject in all cases to Lender's audit and due diligence of such contract and the performance thereunder, including without limitation (i) Lender's confirmation that the contract has been performed by Borrower pursuant to its terms and (ii) Lender's confirmation that the payor under such contract has agreed that such contract has been performed by Borrower and that such payor will pay the amount agreed upon pursuant to the terms of such contract.

      SECTION 1.43. REPORTABLE EVENT. "Reportable Event" means a "reportable event" as defined in Section 4043(c) of ERISA for which the notice requirements of Section 4043(a) of ERISA are not waived.

      SECTION 1.44. REVOLVING CREDIT LOAN. "Revolving Credit Loan" has the meaning set forth in Section 2.1(b).

      SECTION 1.45. TERM. "Term" has the meaning set forth in Section 2.8.

      SECTION 1.46. TERMINATION FEE. "Termination Fee " shall mean a fee payable upon termination of the Agreement, as yield maintenance for the loss of bargain and not as a penalty, equal to the greater of (i) two and one half percent
(2 1/2%) of the Maximum Loan Amount and (ii) the Yield Maintenance Amount.

      SECTION 1.47. YIELD MAINTENANCE AMOUNT. "Yield Maintenance Amount" shall mean the product obtained by multiplying (a) the difference between (i) the all in effective yield (measured as a percentage per annum) earned by Lender under this Agreement during the three (3) full calendar months immediately preceding the Termination Date minus (ii) Heller Financial Inc.'s weighted average cost of capital (measured as a percentage per annum) for the most recent publicly disclosed quarterly financial period; times (b) the average principal amount of outstanding Revolving Credit Loans for the three (3) calendar months immediately preceding the Termination Date; times (c) the quotient of (i) the number of months (full or partial) then-remaining in the Term divided by (ii) twelve (12).



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                                   ARTICLE II

                                      LOAN

      SECTION 2.1. TERMS.

            (a) The maximum aggregate principal amount of credit extended by Lender to Borrower under this Agreement (the "Loan") that will be outstanding at any time is Fifteen Million and No/100 Dollars ($15,000,000.00) (the "Maximum Loan Amount"). The parties hereto shall negotiate in good faith to increase the Maximum Loan Amount if the Borrowing Base exceeds the Maximum Loan Amount then in effect; provided, however, that any increase in the Maximum Loan Amount shall be subject, in all cases, to the approval of Lender's credit committee, acting in its sole and absolute discretion.

            (b) The Loan shall be in the nature of a revolving line of credit, and shall include sums advanced and other credit extended by Lender to or for the benefit of Borrower from time to time under this Article II (each a "Revolving Credit Loan") up to the Maximum Loan Amount depending upon the availability in the Borrowing Base, the requests of Borrower pursuant to the terms and conditions of Section 2.2, and on such other basis as Lender may reasonably determine. The outstanding principal balance of the Loan may fluctuate from time to time, to be reduced by repayments made by Borrower (which may be made without penalty or premium), and to be increased by future Revolving Credit Loans, advances and other extensions of credit to or for the benefit of Borrower, and shall be due and payable in full upon the expiration of the Term. For purposes of this Agreement, any determination as to whether there is availability within the Borrowing Base for advances or extensions of credit shall be made by Lender in its sole discretion and is final and binding upon Borrower.

            (c) At Closing, Borrower shall execute and deliver to Lender a promissory note evidencing Borrower's unconditional obligation to repay Lender for Revolving Credit Loans, advances, and other extensions of credit made under the Loan, in the form of Exhibit A to this Agreement (as amended, modified, restated or replaced from time to time, the "Note"), dated the date of this Agreement, payable to the order of Lender in accordance with the terms thereof. The Note shall bear interest on the outstanding principal balance of the Note from the date of the Note until repaid, with interest payable monthly in arrears on the first Business Day of each month, at a rate per annum (on the basis of the actual number of calendar days elapsed over a year of 360 days) equal to the Base Rate, provided that after the occurrence and during the continuance of an Event of Default such rate shall be equal to the Default Rate. Each Revolving Credit Loan, advance and other extension of credit shall be deemed evidenced by the Note, which is deemed incorporated into and made a part of this Agreement by this reference.

            (d) Subject to the terms and conditions of this Agreement, advances under the Loan shall be made against a borrowing base equal to eighty percent (80%) of Qualified Accounts due and owing from any Account Debtor (the "Borrowing Base"). Lender, in its sole credit judgment, may further adjust the Borrowing Base by applying percentages (known as "liquidity



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factors") to Qualified Accounts by payor class based upon Borrower's actual recent collection history for each payor (i.e., hospitals, other health care entities, etc.) in a manner consistent with Lender's underwriting practices and procedures.(1) Such liquidity factors may be adjusted by Lender throughout the Term as warranted by collection histories. Because the Loan under this Agreement is a revolver which is separate and distinct from the loan made pursuant to that certain Secured Term Note of even date hereof (the "Term Note") executed by Borrower in favor of Lender in the original principal amount of $10,000,000 (which Term Note was a bridge financing), the liquidity factors determined pursuant to the terms hereof shall be separate and distinct from the liquidity factors determined pursuant to the Term Note and, at the sole discretion of Lender, such liquidity factors hereunder shall be more narrowly defined than the liquidity factors determined pursuant to the terms of Term Note.

      SECTION 2.2. LOAN ADMINISTRATION. Borrowings under the Loan shall be as follows:

            (a) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, not later than 2:00 p.m. Eastern time one (1) Business Day before the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the day following the due date in the amount required to pay such interest or other Obligation if such was not paid by Borrower on the due date.

            (b) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 2.2(a)(i) shall be disbursed by Lender by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan deemed to be requested under subsection 2.2(a)(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

            (c) All Revolving Credit Loans, advances and other extensions of credit to or for the benefit of Borrower shall constitute one general Obligation of Borrower, and shall be secured by Lender's lien upon all of the Collateral.

            (d) Lender shall enter all Revolving Credit Loans as debits to a loan account in the name of Borrower and shall also record in said loan account all payments made by Borrower on any Obligations and all proceeds of Collateral which are indefeasibly paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including

----------------------------
(1) To demonstrate the methodology, the following is an illustration of the application of liquidity factors: If Borrower historically collects x% of invoices (where x is a number between 0 and 100) within the eligibility period as set forth herein, the liquidity factor would be x%, so that availability against such class of Accounts in the aggregate would be equal to Qualified Accounts multiplied by an x% liquidity factor and then multiplied by the 80% advance rate.


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
interest and all charges and expenses properly chargeable to Borrower. All collections into the Concentration Account pursuant to Section 2.3 shall be applied first to fees, costs and expenses due and owing under the Loan Documents, then to interest due and owing under the Loan Documents, and then to principal outstanding with respect to Revolving Credit Loans.

            (e) Lender will account to Borrower monthly with a statement of Revolving Credit Loans, charges and payments made pursuant to this Agreement, and such accounting rendered by Lender shall be deemed final, binding and conclusive upon Borrower, absent manifest error, unless Lender is notified by Borrower in writing to the contrary within thirty (30) calendar days of the date each accounting is mailed to Borrower. Such notice shall be deemed an objection to those items specifically objected to in the notice.

      SECTION 2.3. COLLECTIONS, DISBURSEMENTS, BORROWING AVAILABILITY, AND LOCKBOX ACCOUNT. Borrower shall maintain lockboxes (collectively, the "Lockbox") with Bank One Colorado, N.A. (the "Lockbox Bank") and shall maintain the Lockbox Account, subject to the provisions of this Agreement, and shall execute with the Lockbox Bank a Lockbox Agreement in the form attached as Exhibit B, and such other agreements related to the Lockbox Agreement as Lender may require. Borrower shall ensure that all collections of Accounts are paid directly from Account Debtors into the Lockbox, and that all funds paid into the Lockbox and Lockbox Account are immediately transferred into a depository account maintained by Lender at Bank One, N.A., or such other financial institution as determined by Lender in its sole discretion, by written notice to Borrowers and the Lockbox Bank (the "Concentration Account"). Lender shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to this Section 2.3 to reduce the outstanding indebtedness under the Loan (in accordance with Section 2.2(d)), and all future Revolving Credit Loans, advances and other extensions of credit to be made by Lender under the conditions set forth in this Article II. To the extent that any collections of Accounts or proceeds of other Collateral are not sent directly to the Lockbox but are received by Borrower, such collections shall be held in trust for the benefit of Lender and immediately remitted, in the form received, to the Lockbox Bank for transfer to the Concentration Account immediately upon receipt by Borrower. Borrower acknowledges and agrees that its compliance with the terms of this Section 2.3 is essential, and that Lender will suffer immediate and irreparable injury and have no adequate remedy at law, if Borrower, through its acts or omissions, causes or permits Account Debtors to pay other than to the Lockbox Account, or if Borrower fails to immediately deposit collections of Accounts or proceeds of other Collateral in the Lockbox Account as herein required. Upon Borrower's failure to comply with the terms of this Section 2.3 (after notice and a three
(3) calendar day period to cure such non-compliance), Lender will be entitled, in addition to exercising any other rights and remedies available to it, to assess a non-compliance fee which shall operate to increase the Base Rate by two percent (2%) per annum during any period of non-compliance. Lender shall be entitled to assess such fee whether or not an Event of Default is declared or otherwise occurs. All funds transferred from the Concentration Account for application to Borrower's indebtedness to Lender shall be applied to reduce the Loan balance, but for purposes of calculating interest shall be subject to a five (5) Business Day clearance period. If as the result of collections of Accounts pursuant to the terms and conditions of this Section 2.3 a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to



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Borrower at any time or times for so long as no Event of Default, and no event or circumstance which, with notice or the passage of time (or both), would constitute an Event of Default, exists.

      SECTION 2.4. FEES.

      (a) By executing this Agreement, Borrower agrees unconditionally to pay to Lender a commitment fee equal to Fifty Thousand Dollars ($50,000) (the "Commitment Fee"). The Commitment Fee shall be due and payable two (2) Business Days after Lender notifies Borrower that Lender's credit committee has approved the Loan contemplated by this Agreement.

      (b) For so long as the Loan is available to Borrower, Borrower unconditionally shall pay to Lender a monthly usage fee (the "Usage Fee") equal to 0.0333% of the average amount by which the Maximum Loan Amount exceeds the average amount of the outstanding principal balance of the Revolving Credit Loans during the preceding month. The Usage Fee shall be payable monthly in arrears on the first Business Day of each successive calendar month.

      (c) For so long as the Loan is available to Borrower, Borrower unconditionally shall pay to Lender a monthly loan management fee (the "Loan Management Fee") equal to one twelfth of one percent (0.083%) of the average amount of the outstanding principal balance of the Revolving Credit Loans during the preceding month. The Loan Management Fee shall be payable monthly in arrears on the first day of each successive calendar month.

      (d) Borrower shall pay to Lender all out-of-pocket audit and appraisal fees in connection with audits and appraisals of Borrower's books and records and such other matters as Lender shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Lender of a request for payment thereof to Borrower. Absent an Event of Default, Borrower shall be responsible to pay audit fees for no more than four (4) audits per calendar year. Upon the occurrence of an Event of Default, such limitation on Borrower's requirement to pay for audit fees shall not be limited.

      SECTION 2.5. PAYMENTS. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of
(i) the receipt by Borrower or Lender of any payments on or proceeds from any of the Collateral, to the extent of such proceeds, (ii) the occurrence of an Event of Default if the Loan and the maturity of the payment of the Obligations are accelerated, or (iii) the termination of this Agreement pursuant to Section 2.8 of this Agreement; provided, however, that if any advance made by Lender in excess of the Borrowing Base shall exist at any time, Borrower shall, immediately as soon as possible upon demand (not in any event to exceed two (2) Business Days), repay such overadvance. Interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first Business Day of each month (for the immediately preceding month), computed on the last calendar day of the preceding month, (ii) the occurrence of an Event of Default if the Loan and the maturity of the payment of the Obligations are accelerated, or (iii) the termination of this Agreement pursuant to Section 2.8. Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Loan, all other charges and any other obligations of Borrower under this Agreement, shall be made to Lender to the Concentration Account, in immediately available funds.

      SECTION 2.6. USE OF PROCEEDS. The proceeds of Lender's advances under the Loan shall be used solely for working capital and for other costs of Borrower arising in the ordinary course of Borrower's business.

      SECTION 2.7. INTEREST RATE LIMITATION. The parties intend to conform strictly to the applicable usury laws in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated by this Agreement would be usurious under such laws, then notwithstanding any other provision of this Agreement: (i) the aggregate of all interest that is contracted for, charged, or received under this Agreement or under any other Loan Document shall not exceed the maximum amount of interest allowed by applicable law (the "Highest Lawful Rate"), and any excess shall be promptly credited to Borrower by Lender (or, to the extent that such consideration shall have been paid, such excess shall be promptly refunded to Borrower by Lender); (ii) neither Borrower nor any other Person now or hereafter liable under this Agreement shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate; and (iii) the effective rate of interest shall be reduced to the Highest Lawful Rate. All sums paid, or agreed to be paid, to Lender for the use, forbearance, and detention of the debt of Borrower to Lender shall, to the extent permitted by applicable law, be allocated throughout the full term of the Note until payment is made in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. If at any time the rate of interest under the Note exceeds the Highest Lawful Rate, the rate of interest to accrue pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement, to the Highest Lawful Rate, but any subsequent reductions in the Base Rate shall not reduce the interest to accrue pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect. If the total amount of interest paid or accrued pursuant to this Agreement under the foregoing provisions is less than the total amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had been in effect, then Borrower agrees to pay to Lender an amount equal to the difference between (x) the lesser of (A) the amount of interest that would have accrued if the Highest Lawful Rate had at all times been in effect, or (B) the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect, and (y) the amount of interest accrued in accordance with the other provisions of this Agreement.

      SECTION 2.8. TERM.

            (a) Subject to Lender's right to cease making Revolving Credit Loans to Borrower upon or after any Event of Default, this Agreement shall be in effect for a period of two (2) years from the Closing Date, unless terminated as provided in this Section 2.8 (the "Term"), and this Agreement shall be renewed for one-year periods thereafter upon the mutual written agreement of the parties.

            (b) Notwithstanding anything in this Agreement to the contrary, Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

            (c) Upon at least thirty (30) days prior written notice to Lender (the "Termination Notice Period"), Borrower may terminate this Agreement after the first annual anniversary of the Closing Date, provided however, at the effective date of any termination, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other Obligations owing under the terms of this Agreement and any other Loan Documents) as yield maintenance for the loss of bargain and not as a penalty, an amount equal to the Termination Fee. Consistent with the foregoing, Borrower has no right to terminate this Agreement until after the first anniversary of the Closing Date.

            (d) All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement (the "Termination Date"); provided that, notwithstanding anything in Section 2.8(c) to the contrary, the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the Termination Notice Period. All undertakings, agreements, covenants, warranties, and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds.

            (e) Notwithstanding any provision of this Agreement which makes reference to the continuance of an Event of Default, nothing in this Agreement shall be construed to permit Borrower to cure an Event of Default following the lapse of the applicable cure period, and Borrower shall have no such right in any instance unless specifically granted in writing by Lender.

      SECTION 2.9. JOINT AND SEVERAL LIABILITY; BINDING OBLIGATIONS. Each entity comprising Borrower and executing this Agreement on behalf of Borrower shall be jointly and severally liable for all of the Obligations. In addition, each entity comprising Borrower hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon each entity comprising Borrower, and shall be binding upon all such entities when taken together.

                                   ARTICLE III

                                   COLLATERAL

      SECTION 3.1. GENERALLY. As security for the payment of all liabilities of Borrower to Lender, including without limitation: (i) indebtedness evidenced under the Note, repayment of Revolving Credit Loans, advances and other extensions of credit, all fees and charges owing by Borrower, (including without limitation the Termination Fee) and all other liabilities and obligations of every kind or nature whatsoever of Borrower to Lender, whether now existing or hereafter incurred, joint or several, matured or unmatured, direct or indirect, primary or secondary, related or unrelated, due or to become due, including but not limited to any extensions, modifications, substitutions, increases and renewals thereof, (ii) the payment of all amounts advanced by Lender to preserve, protect, defend, and enforce its rights under this Agreement and in the following property in accordance with the terms of this Agreement, and (iii) the payment of all expenses incurred by Lender in connection therewith (collectively, the "Obligations"), Borrower hereby assigns and grants to Lender a continuing first priority lien on and security interest in, upon, and to the following property (the "Collateral"):

            (a) All of Borrower's now-owned and hereafter acquired or arising Accounts, accounts receivable and rights to payment of every kind and description, and all of Borrower's contract rights, chattel paper, documents and instruments with respect thereto, and all of Borrower's rights, remedies, security and liens, in, to and in respect of the Accounts, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance;

            (b) All moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, in transit to, in possession of, or under the control of Lender or a bailee or Affiliate of Lender, from or for Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Borrower's deposits (general or special), balances, sums and credits with Lender at any time existing;

            (c) All of Borrower's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods;

            (d) All of Borrower's now owned or hereafter acquired deposit accounts into which Accounts are deposited, including the Lockbox Account;

            (e) All of Borrower's now owned and hereafter acquired or arising general intangibles and other property of every kind and description with respect to, evidencing or relating to its Accounts, accounts receivable and other rights to payment, including, but not limited to, all existing and future customer lists, choses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, information, software, records, and data, as the same relates to the Accounts;

            (f) The proceeds (including, without limitation, insurance proceeds) of all of the foregoing.

      SECTION 3.2. LIEN DOCUMENTS. At Closing and thereafter as Lender deems necessary in its sole discretion, Borrower shall execute and deliver to Lender, or have executed and delivered (all in form and substance satisfactory to Lender in its sole discretion):

            (a) UCC-1 Financing Statements pursuant to the Uniform Commercial Code in effect in the jurisdiction(s) in which Borrower operates, which Lender may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Lender deems appropriate; provided that a carbon, photographic, or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement; and

            (b) Any other agreements, documents, instruments, and writings deemed necessary by Lender or as Lender may otherwise request from time to time in its sole discretion to evidence, perfect, or protect Lender's lien and security interest in the Collateral required under this Agreement.

      SECTION 3.3. COLLATERAL ADMINISTRATION.

            (a) All Collateral (except deposit accounts) will at all times be kept by Borrower at its principal office(s) as set forth on Schedule 4.15 and shall not be moved from such locations without the prior written consent of Lender, which consent shall not be unreasonably withheld.

            (b) Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. In addition, if Accounts in an aggregate face amount in excess of $100,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Qualified Accounts or otherwise, Borrower shall notify Lender of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of claims, invoices or other information related thereto.

            (c) Whether or not an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender or any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise; provided, however, that Lender shall endeavor to notify Borrower of any such action taken by Lender's agent. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification process.

            (d) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. Lender retains the right at all times after the occurrence and during the continuance of an Event of Default, subject to applicable law regarding Account Debtors, to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees, to Borrower.

      SECTION 3.4. OTHER ACTIONS. In addition to the foregoing, Borrower (i) shall provide prompt written notice to each Customer who either is currently an Account Debtor (including without limitation all Customers) or becomes an Account Debtor at any time following the date of this Agreement that directs each Account Debtor to make payments into the Lockbox, and hereby authorizes Lender, upon Borrower's failure to send such notices within ten (10) calendar days after the date of this Agreement (or ten (10) calendar days after the Customer becomes an Account Debtor), to send any and all similar notices to such Insurers, and (ii) shall do anything further that may be lawfully required by Lender to secure Lender and effectuate the intentions and objects of this Agreement, including but not limited to the execution and delivery of lockbox agreements, continuation statements, amendments to financing statements, and any other documents required under this Agreement. At Lender's request, Borrower shall also immediately deliver to Lender all items for which Lender must receive possession to obtain a perfected security interest. Borrower shall, on Lender's demand, deliver to Lender all notes, certificates, and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.

      SECTION 3.5. SEARCHES. Before Closing, and thereafter (as and when determined by Lender in its sole discretion), Lender will perform the searches described in clauses (a) and (b) below against Borrower (the results of which are to be consistent with Borrower's representations and warranties under this Agreement), all at Borrower's expense:

            (a) Uniform Commercial Code searches with the Secretary of State and local filing offices of each jurisdiction where Borrower maintains its executive offices, a place of business, or assets;

            (b) Judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and

      In addition, prior to Closing, at Borrower's expense, Borrower shall obtain and deliver to Lender good standing certificates showing Borrower to be in good standing in its state of formation and in each other state in which it is doing and currently intends to do business for which qualification is required except for such locations where failure to qualify could not have a Material Adverse Effect (provided, Lender agrees to accept qualifications from other states after the Closing if and only if Borrower provides such qualifications after closing and Borrower continues to diligently pursue such qualifications).

      SECTION 3.6. POWER OF ATTORNEY. Each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (i) endorse the name of Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower and constitute collections on Borrower's Accounts (if Borrower fails to do so pursuant to the terms of this Agreement); (ii) execute in the name of Borrower any financing statements, schedules, assignments, instruments, documents, and statements that Borrower is obligated to give Lender under this Agreement (if Borrower fails to do so pursuant to the terms of this Agreement); and (iii) upon the occurrence and continuance of an Event of Default, do such other and further acts and deeds in the name of Borrower that Lender may deem necessary or desirable to enforce any Account or other Collateral or perfect Lender's security interest or lien in any Collateral. In addition, if Borrower breaches its obligation to direct payments of the proceeds of the Collateral to the Lockbox Account, Lender, as the irrevocably made, constituted and appointed true and lawful attorney for Borrower pursuant to this paragraph, may, by the signature or other act of any of Lender's officers (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of the Collateral to Borrower by directing payment to the Lockbox Account.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      Each entity comprising Borrower represents and warrants to Lender, and shall be deemed to represent and warrant on each day on which any Obligations shall be outstanding under this Agreement, that:

      SECTION 4.1. SUBSIDIARIES. Except for Borrower entities which are subsidiaries of other Borrower entities and except as set forth on Schedule 4.1, Borrower has no subsidiaries. None of the subsidiaries set forth on
Schedule 4.1 has any assets or operations.

      SECTION 4.2. ORGANIZATION AND GOOD STANDING. Borrower is a corporation (i) duly organized, validly existing, and in good standing under the laws of its state of formation, (ii) is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or the nature of its business makes such qualification necessary except where the failure to so qualify could not have a Material Adverse Effect, (iii) has the corporate power and authority to own its assets and transact the business in which it is engaged, and (iv) has obtained all certificates, licenses and qualifications required under all laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business, except where the failure to obtain such certificates, licenses and qualifications could not have a Material Adverse Effect.

      SECTION 4.3. AUTHORITY. Borrower has full corporate power and authority to enter into, execute, and deliver this Agreement and to perform its obligations under this Agreement, to borrow the Loan, to execute and deliver the Note, and to incur and perform the obligations provided for in the Loan Documents, all of which have been duly authorized by all necessary corporate action. No consent or approval of stockholders of, or lenders to, Borrower and no consent, approval, filing or registration with any Governmental Authority is required as a condition to the validity of the Loan Documents or the performance by Borrower of its obligations under the Loan Documents.

      SECTION 4.4. BINDING AGREEMENT. This Agreement and all other Loan Documents constitute, and the Note, when issued and delivered pursuant to this Agreement for value received, will constitute, the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

      SECTION 4.5. LITIGATION. Except as disclosed in Schedule 4.5, there are no actions, suits, proceedings or investigations pending or threatened against Borrower before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of Borrower, could have a Material Adverse Effect on the business, properties, condition (financial or otherwise) or operations, current or prospective, of Borrower, or upon its ability to perform its obligations under the Loan Documents. Borrower is not in default with respect to any order of any court, arbitrator, or Governmental Authority applicable to Borrower or its properties.

      SECTION 4.6. NO CONFLICTS. The execution and delivery by Borrower of this Agreement and the other Loan Documents do not, and the performance of its obligations under the Loan Documents will not, violate, conflict with, constitute a default under, or result in the creation of a lien or encumbrance upon the property of Borrower (other than for the benefit of Lender) under: (i) any provision of Borrower's articles of incorporation or bylaws, (ii) any provision of any law, rule, or regulation applicable to Borrower, or (iii) any of the following: (A) any indenture or other agreement or instrument to which Borrower is a party or by which Borrower or its property is bound (other than indentures, agreements and instruments, the violation, conflicts, or defaults of which, individually or in the aggregate, do not have a Material Adverse Effect); or (B) any judgment, order or decree of any court, arbitration tribunal, or Governmental Authority having jurisdiction over Borrower which is applicable to Borrower, other than such judgments, orders or decrees from such governmental entities, the violation of which, individually or in the aggregate, do not have a Material Adverse Effect.

      SECTION 4.7. FINANCIAL CONDITION. The annual consolidated financial statements of Borrower as of and for the period ending December 31, 1999 audited by Borrower's independent outside auditing firm, the unaudited quarterly consolidated financial statements of Borrower as of and for the period ending June 30, 2000, certified by the chief financial officer of Borrower, which have been delivered to Lender, fairly present the financial condition of Borrower and the results of its operations and changes in financial condition as of the dates and for the periods referred to, and have been prepared in accordance with GAAP. There are no material unrealized or anticipated liabilities, direct or indirect, fixed or contingent, of Borrower as of the dates of such financial statements which are not reflected in such financial statements or in the notes to such financial statements. There has been no adverse change in the business, properties, condition (financial or otherwise) or operations (current or prospective) of Borrower since December 31, 1999. Borrower's fiscal year ends on December 31. The federal tax identification number of each entity comprising Borrower is listed on Schedule 4.7.

      SECTION 4.8. NO DEFAULT. Borrower is not in default under or with respect to any obligation in any respect which could have a Material Adverse Effect on its business, operations, property or financial condition, or which could have a Material Adverse Effect on the ability of Borrower to perform its obligations under the Loan Documents. No Event of Default or event which, with the giving of notice or lapse of time, or both, could become an Event of Default, has occurred and is continuing.

      SECTION 4.9. TITLE TO PROPERTIES. Borrower has good and marketable title to its properties and assets, including the Collateral and the properties and assets reflected in the financial statements described in Section 4.7, subject to no lien, mortgage, pledge, encumbrance or charge of any kind, other than Permitted Liens. Borrower has not agreed or consented to cause any of its properties or assets whether owned now or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to any lien, mortgage, pledge, encumbrance or charge of any kind other than Permitted Liens.

      SECTION 4.10. TAXES. Borrower has filed, or has obtained extensions for the filing of, all federal, state and other tax returns which are required to be filed, and has paid all taxes shown as due on those returns and all assessments, fees and other amounts due as of the date of this Agreement. All tax liabilities of Borrower were, as of December 31, 1999 and are now, adequately provided for on Borrower's books. No tax liability has been asserted by the Internal Revenue Service or other taxing authority against Borrower for taxes in excess of those already paid.

      SECTION 4.11. SECURITIES AND BANKING LAWS AND REGULATIONS.

            (a) The use of the proceeds of the Loan and Borrower's issuance of the Note will not directly or indirectly violate or result in a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation Regulations U, T or X of the Board of Governors of the Federal Reserve System. Borrower is not engaged in the business of extending credit for the purpose of the purchasing or carrying "margin stock" within the meaning of those regulations. No part of the proceeds of the Loan under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for such purpose.

            (b) Borrower is not an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of that Act.

      SECTION 4.12. ERISA. No employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and regulations issued pursuant to ERISA that is maintained by Borrower or under which Borrower could have any material liability under ERISA (i) has failed to meet minimum funding standards established in Section 302 of ERISA, (ii) has failed to substantially comply with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, or (iii) has engaged in or been involved in a prohibited transaction (as defined in ERISA) under ERISA or under the Internal Revenue Code. Neither Borrower nor any member of a Controlled Group that includes Borrower has assumed, or received notice of a claim asserted against Borrower or another member of the Controlled Group for, withdrawal liability (as defined in the Multi-Employer Pension Plan Amendments Act of 1980, as amended) with respect to any multi-employer pension plan. Borrower has timely made when due all contributions with respect to any multi-employer pension plan in which it participates and no event has occurred triggering a material claim against Borrower for withdrawal liability with respect to any multi-employer pension plan in which Borrower participates.

      SECTION 4.13. COMPLIANCE WITH LAW. Borrower is not in violation of any statute, rule or regulation of any Governmental Authority (including, without limitation, any statute, rule or regulation relating to employment practices or to environmental, occupational and health standards and controls), the violation of which could, individually or in the aggregate, have a Material Adverse Effect. Borrower has obtained all licenses, permits, franchises, and other governmental authorizations necessary for the ownership of its properties and the conduct of its business, unless the failure to obtain such licenses, individually or in the aggregate, could not have a Material Adverse Effect. Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar Governmental Authority and is in full compliance with all applicable rules and regulations of such commissions, unless the failure to comply, individually or in the aggregate, could not have a Material Adverse Effect.

      SECTION 4.14. ENVIRONMENTAL MATTERS. To the Borrower's best knowledge, no use, exposure, release, generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material has occurred or is occurring on or from any real property on which the Collateral is located or which is owned, leased or otherwise occupied by Borrower (the "Premises"), or off the Premises as a result of any action of Borrower. To Borrower's best knowledge, all Hazardous Material used, treated, stored, transported to or from, generated or handled on the Premises, or off the Premises by Borrower, has been disposed of on or off the Premises by or on behalf of Borrower in a lawful manner. To Borrower's best knowledge, there are no underground storage tanks present on or under the Premises owned or leased by Borrower. To Borrower's best knowledge, no other environmental, public health or safety hazards exist with respect to the Premises.

      SECTION 4.15. PLACES OF BUSINESS. As of the Closing Date, the only places of business of Borrower, and the places where it keeps and intends to keep the Collateral and records concerning the Collateral, are at the addresses set forth in Schedule 4.15. Schedule 4.15 also lists the owner of record of each such property.

      SECTION 4.16. INTELLECTUAL PROPERTY. Borrower exclusively owns or possesses all the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing necessary for the current and planned future conduct of its business, without any conflict with the rights of others, except to the extent that failure to own or possess such property could not have a Material Adverse Effect. A list of all such patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing (indicating the nature of Borrower's interest), as well as all outstanding franchises and licenses given by or held by Borrower, is attached as Schedule 4.16, except for such patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing (indicating the nature of Borrower's interest) which in the aggregate could not have a Material Adverse Effect. Borrower is not in default of any obligation or undertaking with respect to such intellectual property or rights. Borrower is not infringing on any patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, any rights with respect to the foregoing, or any other intellectual property rights of others except for infringement which individually or in the aggregate could not have a Material Adverse Effect, and the Borrower is not aware of any infringement by others of any such rights owned by Borrower.

      SECTION 4.17. STOCK OWNERSHIP. The identity of the greater than 5% stockholders of record of all classes of the outstanding stock of Borrower, together with the respective ownership percentages held by such stockholders as of August 31, 2000, are as set forth in the proxy statement of Borrower dated as of September 7, 2000

      SECTION 4.18. MATERIAL FACTS. Neither this Agreement nor any other Loan Document nor any other agreement, document, certificate, or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained in this Agreement or other Loan Document not misleading. Except as disclosed in the "risk factors" section of the Borrower's Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, there is no fact known to Borrower that would have a Material Adverse Effect or in the future could have a Material Adverse Effect on the business, operations, affairs or financial condition of Borrower, or any of its properties or assets

      SECTION 4.19. INVESTMENTS, GUARANTEES, AND CERTAIN CONTRACTS. Borrower does not own or hold any equity or long-term debt investments in, have any outstanding advances to, have any outstanding guarantees for the obligations of, or have any outstanding borrowings from, any Person except as otherwise disclosed in the financial statements and except to the extent such items, individually or in the aggregate, could not have a Material Adverse Effect on Borrower. Except as otherwise disclosed in the financial statements of the Borrower, Borrower is not a party to any contract or agreement, or subject to any corporate restriction, which could have a Material Adverse Effect.

      SECTION 4.20. BUSINESS INTERRUPTIONS. Within five years before the date of this Agreement, neither the business, property or assets, or operations of Borrower has been adversely affected in any way by any strike, lockout, combination of workers, or order of the United States of America or other Governmental Authority, directed against Borrower. There are no pending or (to Borrower's best knowledge) threatened labor disputes, strikes, lockouts, or similar occurrences or grievances against Borrower or its business, which individually or in the aggregate could have a Material Adverse Effect. The casualties of Borrower within the prior five (5) years are listed on Schedule 4.20.

      SECTION 4.21. NAMES. Within five years before the date of this Agreement, Borrower has not conducted business under or used any other name (whether corporate, partnership or assumed) other than as shown on Schedule 4.21. Borrower is the sole owner of all names listed on that Schedule and any and all business done and invoices issued in such names are Borrower's sales, business, and invoices. Each trade name of Borrower represents a division or trading style of Borrower and not a separate Person or independent Affiliate.

      SECTION 4.22. INTENTIONALLY BLANK.

      SECTION 4.23 ACCOUNTS. Lender may rely, in determining which Accounts are Qualified Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account, Borrower represents that:

            (a) The Account is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

            (b) The Account arises out of a completed, bona fide sale and delivery of goods or rendition of Healthcare Services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts, certification, participation, certificate of need, or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

            (c) The Account is for a liquidated amount maturing as stated in a duplicate claim or invoice covering such sale or rendition of Healthcare Services, a copy of which has been furnished or is available to Lender;

            (d) The Account, and Lender's security interest in such Account, is not, and will not (by voluntary act or omission by Borrower), be in the future, subject to any offset, lien, deduction, defense, dispute, counterclaim or any other adverse condition, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

            (e) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Lender with respect thereto;

            (f) To the best of Borrower's knowledge, (i) the Account Debtor under the Account had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is solvent;

            (g) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor under the Account which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account;

            (h) The Account has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and compliance and conformance with any requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and such Account if due from an Account Debtor is properly payable directly to Borrower; and

            (i) Borrower has obtained and currently has all licenses, permits and authorizations that are necessary in the generation of such Accounts, other than such licenses, permits and authorizations, the absence of which could not have a Material Adverse Effect.

      SECTION 4.24. SOLVENCY. Both before and after giving effect to the transactions contemplated by the terms and provisions of this Agreement, Borrower (taken as a whole) (i) owns property whose fair saleable value is greater than the amount required to pay all of Borrower's Indebtedness (including contingent debts), (ii) was and is able to pay all of its Indebtedness as such Indebtedness matures, and (iii) had and has capital sufficient to carry on its business and transactions and all business and transactions in which it about to engage. For purposes of this Agreement, the term "Indebtedness" means, without duplication (x) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Borrower as of the date on which Indebtedness is to be determined, (y) all obligations of any other person or entity which such Borrower has guaranteed, and (z) the Obligations.

      SECTION 4.25. YEAR 2000 COMPLIANCE.

            (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (collectively, the "Systems") necessary for Borrower to carry on its business as currently conducted and as expected to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of Borrower's business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used before, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error related to date data, specifically including any error relating to, or the product of, date data that represents or refers to different centuries or more than one century.

            (b) Borrower has: (i) undertaken a detailed inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower to be Year 2000 Compliant on a timely basis; (ii) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis; and (iii) to date, implemented that plan in accordance with the timetable in all material respects.


                                    ARTICLE V

                        CLOSING AND CONDITIONS OF LENDING

      SECTION 5.1. CONDITIONS PRECEDENT TO AGREEMENT. The obligation of Lender to enter into and perform this Agreement and to make Revolving Credit Loans is subject to the following conditions precedent:

            (a) Lender shall have received two (2) originals of this Agreement, the Certificate of Validity and all other Loan Documents required to be executed and delivered at or before Closing (other than the Note, as to which Lender shall receive only one original), executed by Borrower and any other required Persons, as applicable.

            (b) Lender shall have received all searches and good standing certificates required by Section 3.5.

            (c) Borrower shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Loan Documents.

            (d) There shall have occurred and be continuing no Event of Default and no event which, with the giving of notice or the lapse of time, or both, could constitute such an Event of Default.

            (e) The representations and warranties contained in Article IV shall be true and correct (except to the extent that any such representations and warranties speak solely as to a specified date or are affected by transactions occurring after the date hereof and specifically permitted hereunder).

            (f) Lender shall have received copies of all board of directors resolutions of Borrower and other action taken by Borrower to authorize the execution, delivery and performance of the Loan Documents and the borrowing of the Loan under the Loan Documents, as well as the names and signatures of the officers of Borrower authorized to execute documents on its behalf in connection with the Loan, all as also certified as of the date of this Agreement by Borrower's chief financial officer, or equivalent, and such other papers as Lender may require.

            (g) Lender shall have received copies, certified as true, correct and complete by a corporate officer of Borrower, of the certificate of incorporation and bylaws of Borrower, with any amendments to any of the foregoing, and all other documents necessary for performance of the obligations of Borrower under this Agreement and the other Loan Documents.

            (h) Lender shall have received a written opinion of counsel for Borrower, dated the date of this Agreement, substantially in the form of Exhibit C.

            (i) Lender shall have received such financial statements, reports, certifications, and other operational information required to be delivered under this Agreement, including without limitation an initial borrowing base certificate calculating the Borrowing Base.

            (j)   Lender shall have received the Commitment Fee.

            (k) The Lockbox, Lockbox Account and the Concentration Account shall have been established.

            (l) Lender shall have received an estoppel certificate substantially in the form of Exhibit D from Borrower's landlord or sublandlord, as the case may be, with respect to each of the locations of Borrower identified on Schedule 4.15 (except as otherwise waived by Lender).

            (m) Lender shall have received a certificate of Borrower's chief financial officer, dated the Closing Date, certifying that all of the conditions specified in this Section have been fulfilled.

            (n) Lender shall have received approval of this Loan (as contemplated by this Agreement) by Lender's credit committee, which approval may be withheld by Lender's credit committee in its sole and absolute discretion.

            (o) All outstanding principal, interest, fees and other amounts due under the Term Note must have been indefeasibly satisfied in full (and cancelled) prior to any advances hereunder.


      SECTION 5.2. CONDITIONS PRECEDENT TO ADVANCES. Notwithstanding any other provision of this Agreement, no Loan proceeds, Revolving Credit Loans, advances or other extensions of credit under the Loan shall be disbursed under this Agreement unless the following conditions have been satisfied or waived immediately before such disbursement:

            (a) The representations and warranties on the part of Borrower contained in Article IV of this Agreement shall be true and correct in all respects at and as of the date of disbursement or advance, as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date and except that the references in Section 4.7 to financial statements shall be deemed to be a reference to the then most recent annual and interim financial statements of Borrower furnished to Lender pursuant to Section 6.1).

            (b) No Event of Default or event which, with the giving of notice of the lapse of time, or both, could become an Event of Default shall have occurred and be continuing or would result from the making of the disbursement or advance.

            (c) No Material Adverse Change (in Lender's discretion) in the condition (financial or otherwise), properties, business, or operations of Borrower shall have occurred and be continuing with respect to Borrower since the date of this Agreement.

            (d) There shall have been an audit of the Borrower's consolidated financial statements for any prior fiscal year or quarter of Borrower prior to funding.

      SECTION 5.3. CLOSING. Subject to the conditions of this Article V (or waiver of such conditions by Lender), the Loan shall be made available on the date determined by Lender (the "Closing Date") at such time as determined by Lender after the execution of this Agreement at such time on or before three (3) Business Days after Borrower has satisfied all the conditions set forth in
Section 5.1 (or Lender has affirmatively waived any such conditions) (the "Closing") at such place as may be requested by Lender.

      SECTION 5.4. WAIVER OF RIGHTS. By completing the Closing under this Agreement, or by making advances under the Loan, Lender does not waive a breach of any representation or warranty of Borrower under this Agreement or under any other Loan Document, and all of Lender's claims and rights resulting from any breach or misrepresentation by Borrower are specifically reserved by Lender.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      Each entity comprising Borrower covenants and agrees that for so long as Borrower may borrow under this Agreement and until payment in full of the Note and performance of all other obligations of Borrower under the Loan Documents:

      SECTION 6.1. FINANCIAL STATEMENTS AND COLLATERAL REPORTS. Borrower will furnish to Lender (i) a sales and collections report and accounts receivable aging schedule on a form acceptable to Lender within fifteen (15) Business Days after the end of each calendar month, which shall include, but not be limited to, a report of sales, credits issued, and collections received; (ii) payables aging schedules within fifteen (15) Business Days after the end of each calendar month;

(iii) internally prepared unaudited monthly financial statements for Borrower, certified by the chief financial officer (or other financial officer if such other financial officer has executed the secretary's certificate on file with Lender) of Borrower, within twenty (20) Business Days of the end of each calendar month; (iv) all unaudited quarterly financial statements for Borrower, certified by the chief financial officer of Borrower, within forty five (45) calendar days of the end of each calendar month (including the last month of any fiscal quarter or fiscal year); (v) INTENTIONALLY DELETED; (vi) to the extent prepared and otherwise disclosed, annual projections, profit and loss statements, balance sheets, and cash flow reports (prepared on a monthly basis) for the succeeding fiscal year within forty-five (45) Business Days before the end of each of Borrower's fiscal years; (vii) annual audited financial statements for Borrower prepared by a firm of independent public accountants satisfactory to Lender, within one hundred twenty (120) calendar days after the end of each of Borrower's fiscal years; (vii) promptly upon receipt thereof, copies of any reports submitted to Borrower by the independent accountants in connection with any interim audit of the books of Borrower and copies of each management control letter provided to Borrower by independent accountants, unless the disclosure of such reports is prohibited by applicable laws; (ix) as soon as available, copies of all financial statements and notices provided by Borrower to all of its stockholders; and (x) such additional information, reports or statements as Lender may from time to time reasonably request. Annual financial statements shall set forth in comparative form figures for the corresponding periods in the prior fiscal year. All financial statements shall include a balance sheet and statement of earnings and shall be prepared in accordance with GAAP.

      SECTION 6.2. PAYMENTS UNDER THIS AGREEMENT. Borrower will make all payments of principal, interest, fees, and all other payments required under this Agreement and under the Loan, and under any other agreements with Lender to which Borrower is a party, as and when due.

      SECTION 6.3. EXISTENCE, GOOD STANDING, AND COMPLIANCE WITH LAWS. Borrower will do or cause to be done all things necessary (except where the failure to do so could not have a Material Adverse Effect), (i) to obtain and keep in full force and effect all corporate existence, rights, licenses, privileges, and franchises of Borrower necessary to the ownership of its property or the conduct of its business, and comply with all applicable current and future laws, ordinances, rules, regulations, orders and decrees of any Governmental Authority having or claiming jurisdiction over Borrower; and (ii) to maintain and protect the properties used or useful in the conduct of the operations of Borrower, in a prudent manner, including without limitation the maintenance at all times of such insurance upon its insurable property and operations as required by law or by Section 6.7.

      SECTION 6.4. LEGALITY. The making of the Loan and each disbursement or advance under the Loan shall not be subject to any penalty or special tax, shall not be prohibited by any governmental order or regulation applicable to Borrower, and shall not violate any rule or regulation of any Governmental Authority, and necessary consents, approvals and authorizations of any Governmental Authority to or of any such disbursement or advance shall have been obtained.

      SECTION 6.5. LENDER'S SATISFACTION. All instruments and legal documents and proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Lender and its counsel, and Lender shall have received all documents, including records of corporate proceedings and opinions of counsel, which Lender may have reasonably requested in connection therewith.

        SECTION 6.6. TAXES AND CHARGES. Borrower will timely file all tax reports and pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, or its income or profits or upon its properties or any part thereof, before the same shall be in default and before the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies or otherwise which, if unpaid, might become a lien or charge upon the properties or any part thereof of Borrower; provided, however, that Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings by Borrower, and Borrower shall have set aside on their books adequate reserve therefor; and provided further, that such deferment of payment is permissible only so long as Borrower's title to, and its right to use, the Collateral is not adversely affected thereby and Lender's lien and priority on the Collateral are not adversely affected, altered or impaired thereby.

      SECTION 6.7. INSURANCE. Borrower will carry adequate public liability and professional liability insurance with responsible companies reasonably satisfactory to Lender in such amounts and against such risks as is customarily maintained by similar businesses and by owners of similar property in the same general area.

      SECTION 6.8. GENERAL INFORMATION. Borrower will furnish to Lender such information as Lender may, from time to time, reasonably request with respect to the business or financial affairs of Borrower, and permit any officer, employee or agent of Lender to visit and inspect (upon reasonable notice of not less than two (2) Business Days) any of the properties during regular business hours, to examine the minute books, books of account and other records, including management letters prepared by Borrower's auditors, of Borrower, and make copies thereof or extracts therefrom, and to discuss its and their business affairs, finances and accounts with, and be advised as to the same by, the accountants and officers of Borrower, all at such times and as often as Lender may reasonably require.

      SECTION 6.9. MAINTENANCE OF PROPERTY. Borrower will maintain, keep and preserve all of its properties in good repair, working order and condition, normal wear and tear excepted, and from time to time make all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

      SECTION 6.10. NOTIFICATION OF EVENTS OF DEFAULT AND ADVERSE DEVELOPMENTS. Borrower promptly will notify Lender upon the occurrence of: (i) any Event of Default; (ii) any event which, with the giving of notice or lapse of time, or both, is reasonably likely to constitute an Event of Default; (iii) any event, development or circumstance whereby the financial statements previously furnished to Lender hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of Borrower as of the dates of such financial statements; (iv) any judicial, administrative or arbitration proceeding pending against Borrower, and any judicial or administrative proceeding known by Borrower to be threatened against it which, if adversely decided, could have a Material Adverse Effect on its condition (financial or otherwise) or operations (current or prospective) of Borrower or which may expose Borrower to uninsured liability of $250,000 or more; (v) any default claimed by any other creditor for Borrowed Money of Borrower other than Lender in excess of $100,000; and (vi) any other development in the business or affairs of Borrower which may have a Material Adverse Effect; in each case describing the nature of the event or development. In the case of notification under clauses (i) and (ii)), Borrower should set forth the action Borrower proposes to take with respect to such event.

      SECTION 6.11. EMPLOYEE BENEFIT PLANS. Borrower will (i) comply with the funding requirements of ERISA with respect to the Plans for its employees, or will promptly satisfy any accumulated funding deficiency that arises under
Section 302 of ERISA; (ii) furnish Lender, promptly after filing the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation, or the Internal Revenue Service with respect to all Plans, or which Borrower, or any member of a Controlled Group, may receive from such Governmental Authority with respect to any such Plans, and (iii) promptly advise Lender of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Plan and the action which Borrower proposes to take with respect thereto. Borrower will make all contributions when due with respect to any multi-employer pension plan in which it participates and will promptly advise Lender: (x) upon its receipt of notice of the assertion against Borrower of a claim for withdrawal liability;
(y) upon the occurrence of any event which could trigger the assertion of a claim for withdrawal liability against Borrower; and (z) upon the occurrence of any event which would place Borrower in a Controlled Group as a result of which any member (including Borrower) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.

      SECTION 6.12. FINANCING STATEMENTS. Borrower shall provide to Lender evidence satisfactory to Lender as to the due recording of termination statements, releases of collateral, and Forms UCC-3, and shall cause to be recorded financing statements on Form UCC-1, duly executed by Borrower and Lender, in all places necessary to release all existing security interests and other liens in the Collateral (other than as permitted by this Agreement) and to perfect and protect Lender's first priority lien and security interest in the Collateral, as Lender may request.

      SECTION 6.13. FINANCIAL RECORDS. Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements provided hereunder adequate accruals and appropriations to reserves, all in accordance with GAAP.

      SECTION 6.14. COLLECTION OF ACCOUNTS. Borrower shall continue to collect its Accounts in the ordinary course of business.

      SECTION 6.15. PLACES OF BUSINESS. Borrower shall give fifteen (15) calendar days' prior written notice to Lender of any change in the location of any of its places of business, of the places where its records concerning its Accounts are kept, of the places where the Collateral is kept, or of the establishment of any new, or the discontinuance of any existing, places of business.

      SECTION 6.16. BUSINESS CONDUCTED. Borrower shall continue in the business currently conducted by it using its commercially reasonable best efforts to maintain its customers and goodwill. Borrower shall not engage, directly or indirectly, in any line of business substantially different from the business conducted by it immediately before the Closing Date, or engage in business or lines of business which are not reasonably related thereto.

      SECTION 6.17. LITIGATION AND OTHER PROCEEDINGS. Borrower shall give prompt notice to Lender of any litigation, arbitration, or other proceeding before any Governmental Authority against or affecting Borrower if the amount claimed is more than $250,000.00.

      SECTION 6.18. BANK ACCOUNTS. Borrower shall assign to Lender all of its depository and disbursement accounts into which collections of Accounts are deposited.

      SECTION 6.19. SUBMISSION OF COLLATERAL DOCUMENTS. Borrower will, on reasonable demand of Lender, make available to Lender copies of shipping and delivery receipts evidencing the shipment of goods that gave rise to an Account, insurance verification forms, assignment of benefits, in-take forms or other proof of the satisfactory performance of services that gave rise to an Account, a copy of the claim or invoice for each Account and copies of any written contract or order from which the Account arose. Borrower shall promptly notify Lender if an Account becomes evidenced or secured by an instrument or chattel paper and upon request of Lender, will promptly deliver any such instrument or chattel paper to Lender.

      SECTION 6.20. LICENSURE. Borrower will maintain all licenses necessary to conduct its business as currently conducted, and take any steps required to comply with any such new or additional requirements that may be imposed on Borrower, except where failure to do so could not have a Material Adverse Effect.

      SECTION 6.21. OFFICER'S CERTIFICATES. Together with the monthly financial statements delivered pursuant to clause (iii) of Section 6.1, and together with the audited annual financial statements delivered pursuant to clause (vi) of that Section, Borrower shall deliver to Lender a certificate of its chief financial officer, in form and substance satisfactory to Lender:

            (a) Setting forth the information (including detailed calculations) required to establish whether Borrower is in compliance with the requirements of Articles VI and VII as of the end of the period covered by the financial statements then being furnished; and

            (b) Stating that the signer has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of Borrower from the beginning of the accounting period covered by the income statements being delivered to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or which is then, or with the passage of time or giving of notice or both, could become an Event of Default, and if any such condition or event existed during such period or now exists, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto.

      SECTION 6.22. VISITS AND INSPECTIONS. Borrower agrees to permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the properties of Borrower, and to inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

      SECTION 6.23. NET WORTH AND EBITDA. Borrower will not at any time allow its net worth, as computed in accordance with GAAP, to fall below $25,000,000. Borrower, in the aggregate, shall generate monthly earnings before interest, taxes, depreciation and amortization, as determined in accordance with GAAP, consistently applied (such amount referred to as "EBITDA"), for each month beginning with the first full month which is two hundred and seventy (270) days after the closing of the Acquisition (as defined in the Term Note), of at least zero dollars ($0.00), as determined by an independent auditor (either Borrower's then-current outside audit firm or an auditor mutually acceptable to both Borrower and Lender).

      SECTION 6.24. TERMINATION/DEFAULT OF CUSTOMER CONTRACTS. Borrower will notify Lender of any modification or termination of any Customer Contract (unless such Customer Contract could not have a Material Adverse Effect on Borrower, including without limitation on Borrower's business, the Collateral or the Loan hereunder) as soon as possible but not later than the earlier of (i) three (3) Business Days prior to the subsequent borrowing under this Loan Agreement or (ii) one (1) Business Day after any notice of termination or modification thereunder (other than any such notices originated by Borrower which must be sent concurrently to Lender). Borrower will notify Lender within one (1) Business Day (but not later than two (2) Business Days prior to any subsequent borrowing) upon receiving any such modification or receiving any written notice of default that would give rise to a termination or upon receiving any notice of overpayment under any such contract. Notwithstanding anything in this Section 6.24 to the contrary, no provision in this Section 6.24 will modify, reduce or otherwise affect Lender's rights hereunder or under any other Loan Document.

      SECTION 6.25. FURTHER ASSURANCES. Borrower will defend its title to the Collateral against all persons and will, upon request of the Lender, (i) furnish such further assurances of title as may be reasonably required by the Lender,
(ii) deliver and execute or cause to be delivered and executed, in form and content reasonably satisfactory to the Lender, any financing statements, notices, certificates of title, and other documents and pay the cost of filing or recording the same in all public offices deemed necessary by the Lender, as well as any recordation, documentary, or transfer tax required by law to be paid in connection with such filing or recording, and (iii) do such other acts as the Lender may reasonably request in order to perfect, preserve, maintain, or continue the perfection of the Lender's security interest in the Collateral and/or its priority.

      SECTION 6.26. ENFORCEMENT OF RIGHTS. TriZetto, LBJ and all other applicable Borrower entities hereby agree to (a) satisfy all of their respective obligations under the Merger Agreement and the other Merger Documents (as defined in the Term Note) and (b) diligently pursue, defend and otherwise enforce all of their respective rights in all cases under the Merger Agreement and other Merger Documents.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

      Each entity comprising Borrower covenants and agrees that so long as Borrower may borrow under this Agreement and until payment in full of the Note and performance of all other obligations of Borrower under the Loan Documents:

      SECTION 7.1. BORROWING. Borrower will not create, incur, assume or suffer to exist any liability for Borrowed Money except: (i) indebtedness to Lender;
(ii) indebtedness of Borrower secured by mortgages, encumbrances or liens expressly permitted by Section 7.3; (iii) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than one hundred twenty (120) calendar days from the billing date or more than thirty (30) calendar days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings, and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants; and (iv) borrowings incurred in the ordinary course of its business and not exceeding $100,000 in the aggregate outstanding at any one time. Borrower will not make prepayments on any existing or future indebtedness for Borrowed Money to any Person (other than Lender, to the extent permitted by this Agreement or any subsequent agreement between Borrower and Lender).

      SECTION 7.2. JOINT VENTURES. Borrower will not invest directly or indirectly in any joint venture for any purpose without at least fifteen (15) calendar days prior written notice to Lender; provided, however, Borrower will not invest directly or indirectly in any joint venture for any purpose without the prior written consent of Lender if (A) such investment adversely affects, alters or impairs in any manner either (i) Borrower's title to, and its right to use, the Collateral or (ii) Lender's lien and priority on the Collateral, (B) an Event of Default has occurred hereunder, (C) an event or circumstance which, with notice or the passage of time (or both), would constitute an Event of Default, has occurred hereunder, or (D) an Event of Default will result after giving effect to such investment.

      SECTION 7.3. LIENS AND ENCUMBRANCES. Borrower will not create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind (including the charge upon property purchased under a conditional sale or other title retention agreement) upon, or any security interest in, any of its Collateral, whether now owned or hereafter acquired, except for Permitted Liens.

      SECTION 7.4. RESTRICTION ON FUNDAMENTAL CHANGES; NO CHANGE IN OPERATION OR CONTROL. Borrower will not: (i) enter into any transaction of merger or consolidation except as set forth on Schedule 7.4 hereof; (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (iii) convey, sell, lease, sublease (other than the subleases currently in existence as reflected on Borrower's financial statements), transfer or otherwise dispose of, in one transaction or a series of transactions, any of its assets, or the capital stock of any subsidiary of Borrower, whether now owned or hereafter acquired, other than in the ordinary course of business; or (iv) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person, other than the Acquisition (as defined in the Term Note) and such acquisitions approved in writing by Lender. Borrower agrees that compliance with this Section 7.4 is a material inducement to Lender's advancing credit under this Agreement. Borrower further agrees that in addition to all other remedies available to Lender, Lender shall be entitled to specific enforcement of the covenants in this
Section 7.4, including without limitation injunctive relief.

      SECTION 7.5. SALE AND LEASEBACK. Borrower will not, directly or indirectly, enter into any arrangement whereby Borrower sells or transfers all or any part of its assets and thereupon and within one year thereafter rents or leases the assets so sold or transferred without prior written notice to and the prior written consent of Lender, which consent shall not be unreasonably withheld.

      SECTION 7.6. DIVIDENDS, DISTRIBUTIONS AND MANAGEMENT FEES. Borrower will not make, declare or pay any dividends or other distributions with respect to, purchase, redeem or otherwise acquire for value any of its outstanding stock now or hereafter outstanding, or return any capital of its stockholders, except pursuant to the Borrower's existing Restricted Stock Agreements or future Restricted Stock Grants under the terms of The TriZetto Group, Inc. 1998 Stock Option Plan (as amended and restated on June 29, 2000) or as otherwise approved by the Board of Directors of the applicable Borrower (provided, that such issuances, in the aggregate shall not exceed 10% of any such Borrower), nor shall Borrower pay management fees or fees of a similar nature to any person other than to other entities which constitute the Borrower (in accordance with the terms hereof).

      SECTION 7.7. LOANS. Borrower will not make loans or advances to any Person, other than (i) trade credit extended in the ordinary course of its business (including advances provided to Customers pursuant to their respective Customer Contracts in the ordinary course of business; provided, Borrower provides prior written notice of such advances (i.e. which are in the ordinary course of business) at least five (5) Business Days prior to such any such advance), and (ii) advances for business travel and similar temporary advances made in the ordinary course of business to officers, stockholders, directors, and employees.

      SECTION 7.8. CONTINGENT LIABILITIES. Borrower will not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business (including advances provided to Customers pursuant to their respective Customer Contracts in the ordinary course of business; provided, Borrower provides prior written notice of such advances (i.e. which are in the ordinary course of business) at least five (5) Business Days prior to such any such advance).

      SECTION 7.9. SUBSIDIARIES. Except for subsidiaries which are also certain of the entities which constitute Borrower and those subsidiaries set forth on
Schedule 4.1, Borrower will not form any subsidiary or make any investment in or any loan in the nature of an investment to, any other Person without the prior written consent of Lender, which consent shall not be unreasonably withheld. In the event that any subsidiary listed on Schedule 4.1 or any other subsidiary of a Borrower entity which is not a Borrower hereunder at any time acquires or otherwise obtains any assets or commences operations of any kind, Borrower shall immediately add such entity as a "Borrower" entity under this Agreement and the Note and shall ensure that such subsidiary as well as the other Borrower entities execute all documents required to include the collateral of such subsidiary in the Collateral hereunder. Prior to the Closing, Borrower shall add each of the subsidiaries listed on Schedule 4.1 or any other subsidiary of a Borrower entity which is not a Borrower hereunder as a Borrower entity under this Agreement.

      SECTION 7.10. COMPLIANCE WITH ERISA. Borrower will not permit with respect to any Plan covered by Title IV of ERISA any Prohibited Transaction or any Reportable Event.

      SECTION 7.11. QUALIFICATIONS. Borrower will not amend, alter or suspend or terminate or make provisional in any material way, any qualification required to operate its business without the prior written consent of Lender, except in the event where such action could not have a Material Adverse Effect.

      SECTION 7.12. TRANSACTIONS WITH AFFILIATES AND SUBSIDIARIES. Borrower will not enter into any transaction, including without limitation the purchase, sale, or exchange of property, or the loaning or giving of funds to any Affiliate or subsidiary, except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm's length transaction with any Person not an Affiliate or subsidiary, and so long as the transaction is not otherwise prohibited under this Agreement. For purposes of the foregoing, Lender consents to the transactions described on
Schedule 7.12. Notwithstanding the foregoing, no Borrower will transfer any assets to any subsidiary listed on Schedule 4.1 or any other subsidiary of a Borrower entity which is not a Borrower hereunder nor cause any such subsidiary to commence operations without the prior written consent of Lender until such subsidiary is added as a "Borrower" entity hereunder as set forth in paragraph 11(h) above for purposes of including the assets of such subsidiary in the Collateral (provided, however, that Lender shall not be required to lend against the assets of such subsidiary added as a Borrower entity).

        SECTION 7.13. USE OF LENDER'S NAME. Borrower will not use Lender's name (or the name of any of Lender's affiliates) in connection with any of its business operations, except as required by law (provided, Lender is given prior notice of such usage). Borrower may disclose to third parties that Borrower has a borrowing relationship with Lender. Nothing contained in this Agreement is intended to permit or authorize Borrower to make any contract on behalf of Lender.

      SECTION 7.14. CHANGE IN CAPITAL STRUCTURE. Except as set forth on Schedule
7.14 and as contemplated by the Acquisition (as defined in the Term Note), there shall occur no change in Borrower's capital structure as set forth in Section
4.17 without the prior written consent of Lender, which consent shall not be unreasonably withheld.

      SECTION 7.15. CONTRACTS AND AGREEMENTS. Borrower will not become or be a party to any contract or agreement which would breach this Agreement, or breach any other instrument, agreement, or document to which Borrower is a party or by which it is or may be bound, including without limitation the Merger Agreement (as defined in the Term Note), except for such breach which individually or in the aggregate could have a Material Adverse Effect.

      SECTION 7.16. MARGIN STOCK. Borrower will not carry or purchase any "margin security" within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System.

      SECTION 7.17. TRUTH OF STATEMENTS AND CERTIFICATES. Borrower will not furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.



                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      SECTION 8.1. EVENTS OF DEFAULT. Each of the following (individually, an "Event of Default" and collectively, the "Events of Default") shall constitute an event of default under this Agreement:

            (a) A default in the payment of any installment of principal of, or interest upon, the Note when due and payable, whether at maturity or otherwise, or any breach of Section 2.3, which default or breach, as applicable, shall have continued unremedied for a period of ten (10) calendar days after written notice of the default or breach from Lender to Borrower;

            (b) A default in the payment of any other charges, fees, or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement when such payment is due and payable, which default shall have continued unremedied for a period of ten (10) calendar days after written notice of the default from Lender to Borrower;

            (c) A default in the due observance or performance by Borrower or any guarantor of the Obligations of any other term, covenant or agreement contained in any of the Loan Documents, which default shall have continued unremedied for a period of fifteen (15) Business Days after written notice of the default from Lender to Borrower;

            (d) Any representation or warranty made by Borrower in this Agreement or in any of the other Loan Documents, any financial statement, or any statement or representation made in any other certificate, report or opinion delivered in connection with this Agreement or the other Loan Documents proves to have been incorrect or misleading in any material respect when made;

            (e) Any obligation of Borrower (other than its Obligations under this Agreement) for the payment of Borrowed Money in an amount greater than $60,000 is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable before the expressed maturity of the obligation, or there shall have occurred an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

            (f) Borrower makes an assignment for the benefit of creditors, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter conducted by Borrower;

            (g) (i) Borrower files a petition in bankruptcy, (ii) Borrower is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for itself or any substantial part of its property,
(iii) Borrower commences any proceeding relating to itself under any reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (iv) any such proceeding is commenced against Borrower and such proceeding remains undismissed for a period of sixty (60) calendar days, (v) Borrower by any act indicates its consent to, approval of, or acquiescence in, any such proceeding or the appointment of any receiver of or any trustee for a Borrower or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) calendar days;

            (h) One or more final judgments in excess of $100,000 against Borrower or attachments against its property not fully and unconditionally covered by insurance shall be rendered by a court of record and shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of twenty (20) calendar days;

            (i) A Reportable Event which might constitute grounds for termination of any Plan covered by Title IV of ERISA or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan or for the entry of a lien or encumbrance to secure any deficiency, has occurred and is continuing thirty (30) calendar days after its occurrence, or any such Plan is terminated, or a trustee is appointed by an appropriate United States District Court to administer any such Plan, or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan, or a lien or encumbrance is entered to secure any deficiency or claim;

            (j) Other than the Acquisition, any Change of Control of any entity comprising Borrower;

            (k) There shall occur any uninsured damage to or loss, theft or destruction of any portion of the Collateral that exceeds $100,000 in the aggregate;

            (l) Subject to applicable cure periods, Borrower breaches or violates the terms of, or a default or an event which could, whether with notice or the passage of time, or both, is reasonably likely to constitute a default, occurs under any other existing or future agreement (related or unrelated) between Borrower and Lender;

            (m) Upon the issuance of any execution or distraint process against Borrower or any of its material property or assets;

            (n) Borrower ceases any material portion of its business operations as currently conducted;

            (o) Any indication or evidence is received by Lender that Borrower may have directly or indirectly been engaged in any type of activity which, in Lender's discretion, may result in the forfeiture of any property of Borrower to any Governmental Authority, which default shall have continued unremedied for a period of fifteen (15) calendar days after written notice from Lender;

            (p) Borrower or any Affiliate of Borrower, shall challenge or contest, in any action, suit or proceeding, the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or the enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender;

            (q) Borrower shall be criminally indicted or convicted under any law that could have a Material Adverse Effect; or

            (r) There shall occur an adverse change in the financial condition or business prospects of Borrower (which change meets the standard of Material Adverse Effect hereunder), or if Lender in good faith deems itself insecure as a result of acts or events bearing upon the financial condition of Borrower or the repayment of the Note, which default shall have continued unremedied for a period of twenty (20) calendar days after written notice from Lender.

      SECTION 8.2. ACCELERATION. Upon the occurrence of any of the foregoing Events of Default, the Note shall become and be immediately due and payable upon declaration to that effect delivered by Lender to Borrower; provided that, upon the happening of any event specified in Section 8.1(g), the Note shall be immediately due and payable without declaration or other notice to Borrower.

      SECTION 8.3. REMEDIES.

               (a) Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Loan Documents, Lender, in addition to all other rights, options, and remedies granted to Lender under this Agreement or at law or in equity, may take any of the following steps (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

                  (i) Terminate the Loan, whereupon all outstanding Obligations (including without limitation the Termination Fee which fee shall also be due and payable upon acceleration hereunder) shall be immediately due and payable;


                  (ii) Exercise all other rights granted to it under this Agreement and all rights under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; and

                  (iii) Exercise all rights and remedies under all Loan Documents now or hereafter in effect, including but not limited to:

                        (A) The right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;

                        (B) The right to (by its own means or with judicial assistance) enter any of Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (C) below, without any liability for rent, storage, utilities, or other sums, and Borrower shall not resist or interfere with such action;

                        (C) The right to require Borrower at Borrower's expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender; and

                        (D) The right to reduce the Maximum Loan Amount or to use the Collateral and/or funds in the Concentration Account in amounts up to the Maximum Loan Amount for any reason.

            (b) Borrower agrees that a notice received by it at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrower, which right is hereby waived and released. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral.

      SECTION 8.4. NATURE OF REMEDIES. Lender shall have the right to proceed against all or any portion of the Collateral to satisfy the liabilities and Obligations of Borrower to Lender in any order. All rights and remedies granted Lender under this Agreement and under any agreement referred to in this Agreement, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Loans, and all other existing and future liabilities and obligations of Borrower to Lender, are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against Borrower, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.


                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.1. EXPENSES AND TAXES.

            (a) Borrower agrees to pay, whether or not the Closing occurs, a reasonable documentation preparation fee, together with actual audit and appraisal fees and all other reasonable out-of-pocket charges and expenses incurred by Lender in connection with the negotiation, preparation, legal review and execution of each of the Loan Documents, including but not limited to UCC and judgment lien searches and UCC filings and fees for post-Closing UCC and judgment lien searches. In addition, Borrower shall pay all such fees associated with any amendments to the Loan Documents following Closing.

            (b) Borrower also agrees to pay all reasonable out-of-pocket charges and expenses incurred by Lender (including the fees and expenses of Lender's counsel) in connection with the enforcement, protection or preservation of any right or claim of Lender, the termination of this Agreement, the termination of any liens of Lender on the Collateral, and the collection of any amounts due under the Loan Documents. If Lender uses in-house counsel for any of these purposes (i.e., for any task in connection with the enforcement, protection or preservation of any right or claim of Lender and the collection of any amounts due under its Loan Documents), Borrower further agrees that its Obligations under the Loan Documents include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Lender for the work performed.

            (c) Borrower shall pay all taxes (other than taxes based upon or measured by Lender's income or revenues or any personal property tax), if any, in connection with the issuance of the Note and the recording of the security documents therefor. The obligations of Borrower under this clause (c) shall survive the payment of Borrower's indebtedness under this Agreement and the termination of this Agreement.

      SECTION 9.2. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other Loan Documents constitute the full and entire understanding and agreement among the parties with regard to their subject matter and supersede all prior written or oral agreements, understandings, representations and warranties made with respect thereto. No amendment, supplement or modification of this Agreement nor any waiver of any provision thereof shall be made except in writing executed by the party against whom enforcement is sought.

      SECTION 9.3. NO WAIVER; CUMULATIVE RIGHTS. No waiver by any party to this Agreement of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to any party to this Agreement at law, in equity or otherwise.

      SECTION 9.4. NOTICES. Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by telecopier (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this
Agreement:

            (a)   If to Lender, at:

                  Heller Healthcare Finance, Inc.
                  2 Wisconsin Circle, 4th Floor
                  Chevy Chase, Maryland 20815
                  Attention: Steven M. Curwin, Executive Vice President
                  Telephone:  (301) 961-1640
                  Telecopier: (301) 664-9866

            (b)   If to Borrower, at:

                  The TriZetto Group, Inc.
                  567 San Nicolas Drive, Suite 360
                  Newport Beach, California  92660
                  Attention: Mr. Michael Sunderland, CFO
                  Telephone:  (949) 719-2200
                  Telecopier: (949) 219-2199

If mailed, notice shall be deemed to be given five (5) calendar days after being sent, and if sent by personal delivery, telecopier or prepaid courier, notice shall be deemed to be given when delivered.

      SECTION 9.5. SEVERABILITY. If any term, covenant or condition of this Agreement, or the application of such term, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term is invalid, illegal or unenforceable, Lender may, but is not obligated to, advance funds to Borrower under this Agreement until the parties to this Agreement amend this Agreement so as to effect the original intent of the parties as closely as possible in a valid and enforceable manner.

      SECTION 9.6. SUCCESSORS AND ASSIGNS. This Agreement, the Note, and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns. Notwithstanding the foregoing, Borrower may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Lender, which may be withheld in its sole discretion. Lender may sell, assign, transfer, or participate any or all of its rights or obligations under this Agreement without notice to or consent of Borrower.

      SECTION 9.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

      SECTION 9.8. INTERPRETATION. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The titles of the paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be. The words "herein," "hereof," and "hereunder" shall be deemed to refer to this entire Agreement, except as the context otherwise requires.

      SECTION 9.9. SURVIVAL OF TERMS. All covenants, agreements, representations and warranties made in this Agreement, any other Loan Document, and in any certificates and other instruments delivered in connection with this Agreement shall be considered to have been relied upon by Lender and shall survive the making by Lender of the Loans contemplated by this Agreement and the execution and delivery to Lender of the Note, and shall continue in full force and effect until all liabilities and obligations of Borrower to Lender are satisfied in full.

      SECTION 9.10. RELEASE OF LENDER. For and in consideration of the Loan, Borrower, voluntarily, knowingly, unconditionally, and irrevocably, with specific and express intent, for and on behalf of itself and its agents, attorneys, heirs, successors, and assigns (collectively the "Releasing Parties") does hereby fully and completely release, acquit and forever discharge Lender, and its successors, assigns, heirs, affiliates, subsidiaries, parent companies, principals, directors, officers, employees, shareholders and agents (hereinafter called the "Lender Parties"); and any other person, firm, business, corporation, insurer, or association which may be responsible or liable for the acts or omissions of the Lender Parties, or who may be liable for the injury or damage resulting therefrom (collectively the ("Released Parties"), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) have, whether now or in the future, (whether directly or indirectly) against the Released Parties or any of them. The foregoing release shall not apply to a claim by Borrower for actual damages to the extent Lender or Lender's Parties are determined to have acted with willful misconduct or in a grossly negligent manner. The Released Parties shall not be liable in any event to Borrower for any special, incidental or consequential damages. The Borrower acknowledges that the foregoing release is a material inducement to Lender's decision to extend to Borrower the financial accommodations hereunder and has been relied upon by Lender in agreeing to make the Loan.

      SECTION 9.11. TIME. Whenever Borrower is required to make any payment or perform any act on a Saturday, Sunday, or a legal holiday under the laws of the State of Maryland (or other jurisdiction where Borrower is required to make the payment or perform the act), the payment may be made or the act performed on the next Business Day. Time is of the essence in Borrower's performance under this Agreement and all other Loan Documents.

      SECTION 9.12. COMMISSIONS. The transaction contemplated by this Agreement was brought about by Lender and Borrower acting as principals and without any brokers, agents, or finders being the effective procuring cause. Borrower represents that it has not committed Lender to the payment of any brokerage fee, commission, or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder, or agent or other person, Borrower will indemnify, defend, and hold Lender harmless from and against the claim and will defend any action to recover on that claim, at Borrower's cost and expense, including Lender's counsel fees. Borrower further agrees that until any such claim or demand is adjudicated in Lender's favor, the amount demanded will be deemed a liability of Borrower under this Agreement, secured by the Collateral.

      SECTION 9.13. THIRD PARTIES. No rights are intended to be created under this Agreement or under any other Loan Document for the benefit of any third party donee, creditor, or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower's duty of performance, including without limitation Borrower's duties under any account or contract in which Lender has a security interest.

      SECTION 9.14. DISCHARGE OF BORROWER'S OBLIGATIONS. Lender, in its sole discretion, shall have the right at any time, and from time to time, without prior notice to Borrower if Borrower fails to do so, to: (i) obtain insurance covering any of the Collateral as required under this Agreement; (ii) pay for the performance of any of Borrower's obligations under this Agreement; (iii) discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on any of the Collateral in violation of this Agreement unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and (iv) pay for the maintenance and preservation of any of the Collateral. Reasonable expenses and advances hereunder shall be added to the Loan, until reimbursed to Lender and shall be secured by the Collateral. Any such payments and advances by Lender shall not be construed as a waiver by Lender of an Event of Default.

      SECTION 9.15. INFORMATION TO PARTICIPANTS. Lender may divulge to any participant it may obtain in the Loan, or any portion of the Loan, all information, and furnish to such participant copies of reports, financial statements, certificates, and documents obtained under any provision of this Agreement or any other Loan Document.

      SECTION 9.16. INDEMNITY. Borrower hereby agrees to indemnify and hold harmless Lender, its partners, officers, agents and employees (collectively, "Indemnitee") from and against any liability, loss, cost, expense, claim, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys' fees and expenses) arising from Borrower's failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under this Agreement, or from the breach of any of the representations or warranties contained in Article IV of this Agreement. In addition, Borrower shall defend Indemnitee against and save it harmless from all claims of any Person with respect to the Collateral. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this
Section 9.16 shall survive the payment in full of the Obligations and the termination of this Agreement.

      SECTION 9.17. LENDER APPROVALS. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Lender with respect to any matter that is the subject of this Agreement, the other Loan Documents may be granted or withheld by Lender in its sole and absolute discretion.

      SECTION 9.17. CHOICE OF LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE NOTE IS COMMENCED BY LENDER IN THE STATE COURTS OF THE STATE OF MARYLAND OR IN THE U.S. DISTRICT COURT FOR THE DISTRICT OF MARYLAND, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF MARYLAND. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS DESCRIBED IN SECTION 9.4. OR IF SERVED BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAW.

      SECTION 9.18. COOPERATION IN DISCOVERY AND LITIGATION. In any litigation, trial, arbitration or other dispute resolution proceeding relating to this Agreement or any of the other Loan Documents, all directors, officers, employees and agents of Borrower or of its Affiliates shall be deemed to be employees or managing agents of Borrower for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise). Borrower agrees that Lender's counsel in any such dispute resolution proceeding may examine any of these individuals as if under cross-examination and that any discovery deposition of any of them may be used in that proceeding as if it were an evidence deposition. Borrower in any event will use all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Lender, all Persons, documents (whether in tangible, electronic or other form) or other things under its control and relating to the dispute in any jurisdiction that recognizes that (or any similar) distinction.

      SECTION 9.19. WAIVER OF TRIAL BY JURY. BORROWER HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND
(B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY BORROWER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF BORROWER'S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING LENDER'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO BORROWER THAT LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

      SECTION 9.20. CONFESSION OF JUDGMENT. BORROWER AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR THE CLERK OF SUCH COURT TO APPEAR ON BEHALF OF BORROWER IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OF PROTHONOTARY OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST BORROWER IN FAVOR OF LENDER IN THE FULL AMOUNT DUE ON THIS AGREEMENT (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS ATTORNEYS' FEES EQUAL TO FIFTEEN PERCENT (15%) OF THE AMOUNT DUE, PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF BORROWER FOR PRIOR HEARING. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS SECTION, THE LENDER ACKNOWLEDGES THAT ATTORNEYS' FEES ARE STATED TO BE FIFTEEN PERCENT (15%) SOLELY FOR PURPOSES OF FIXING A SUM CERTAIN FOR WHICH JUDGEMENT CAN BE ENTERED BY CONFESSION; AND THE LENDER AGREES THAT IN ENFORCING ANY JUDGEMENT BY CONFESSION, LENDER SHALL NOT DEMAND, SOLELY WITH RESPECT TO ATTORNEYS' FEES INCURRED BY THE LENDER IN CONNECTION WITH SUCH INDEBTEDNESS AFTER SUCH JUDGEMENT IS RENDERED, ANY AMOUNTS IN EXCESS OF THE ACTUAL AMOUNT OF ATTORNEYS' FEES CHARGED OR BILLED TO THE LENDER (WHICH

ATTORNEYS' FEES SHALL BE CHARGED OR BILLED TO THE LENDER AT THE STANDARD HOURLY RATES). BORROWER AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE CIRCUIT COURT OF ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND. BORROWER WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON BORROWER ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS LENDER SHALL DEEM NECESSARY, CONVENIENT, OR PROPER.

      SECTION 9.21 PRIORITY; OBLIGATIONS COMBINED. Borrower and Lender agree that the first priority status of Lender's lien on and security interest in the Collateral shall continue and date back to the date on which the Borrower's original grant of such lien and security interest was made (i.e., September 11, 2000). The obligations under the Term Note are hereby combined and shall constitute joint and several obligations of each and every Borrower.


                               [SIGNATURES FOLLOW]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                     LENDER:

                                     HELLER HEALTHCARE FINANCE, INC.
                                     a Delaware corporation


                                     By: /s/ Brett Robinson
                                        -----------------------------------
                                        Name:  Brett Robinson
                                        Title: Vice President


                                     BORROWER:


                                     THE TRIZETTO GROUP, INC.
                                     a Delaware corporation


                                     By: /s/ Michael J. Sunderland
                                        -----------------------------------
                                        Name:  Michael J. Sunderland
                                        Title: Chief Financial Officer
                                               and Secretary

                                     CREATIVE BUSINESS SOLUTIONS, INC.
                                     a Texas corporation


                                     By: /s/ Michael J. Sunderland
                                        -----------------------------------
                                        Name:  Michael J. Sunderland
                                        Title: Chief Financial Officer
                                               and Secretary

                                     ELBEJAY ACQUISITION CORP.
                                     a Delaware corporation


                                     By: /s/ Michael J. Sunderland
                                        -----------------------------------
                                        Name:  Michael J. Sunderland
                                        Title: Chief Financial Officer
                                               and Secretary

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                     FINSERV HEALTH CARE SYSTEMS, INC.
                                     a New York corporation


                                     By: /s/ Michael J. Sunderland
                                        -----------------------------------
                                        Name:  Michael J. Sunderland
                                        Title: Chief Financial Officer
                                               and Secretary

                                     HEALTHCARE MEDIA ENTERPRISES, INC.
                                     a Delaware corporation


                                     By: /s/ Michael J. Sunderland
                                        -----------------------------------
                                        Name:  Michael J. Sunderland
                                        Title: Chief Financial Officer
                                               and Secretary

                                     HEALTHWEB, INC.
                                     a Delaware corporation


                                     By: /s/ Michael J. Sunderland
                                        -----------------------------------
                                        Name:  Michael J. Sunderland
                                        Title: Chief Financial Officer
                                               and Secretary

                                     MARGOLIS HEALTH ENTERPRISES, INC.
                                     a California corporation


                                     By: /s/ Michael J. Sunderland
                                        -----------------------------------
                                        Name:  Michael J. Sunderland
                                        Title: Chief Financial Officer
                                               and Secretary

                                     NOVALIS CORPORATION
                                     a Delaware corporation


                                     By:    /s/ Michael J. Sunderland
                                        -----------------------------------
                                        Name:  Michael J. Sunderland
                                        Title: Chief Financial Officer
                                               and Secretary

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                    TRIZETTO APPLICATION SERVICES, INC.
                                    a Colorado corporation


                                    By: /s/ Michael J. Sunderland
                                        -----------------------------------
                                        Name:  Michael J. Sunderland
                                        Title: Chief Financial Officer
                                               and Secretary

                                    HEALTHCARE MEDIA PRIVATE LIMITED
                                    an India company and subsidiary of HME


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                    DIGITAL INSURANCE SYSTEMS CORPORATION
                                    an Ohio corporation


                                    By: /s/ Michael J. Sunderland
                                        -----------------------------------
                                        Name:  Michael J. Sunderland
                                        Title: Chief Financial Officer
                                               and Secretary

                                    HEALTH NETWORKS OF AMERICA, INC.
                                    a Maryland corporation


                                    By: /s/ Michael J. Sunderland
                                        -----------------------------------
                                        Name:  Michael J. Sunderland
                                        Title: Chief Financial Officer
                                               and Secretary

                                    NOVALIS DEVELOPMENT CORPORATION
                                    a Delaware corporation


                                    By: /s/ Michael J. Sunderland
                                        -----------------------------------
                                        Name:  Michael J. Sunderland
                                        Title: Chief Financial Officer
                                               and Secretary

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                    NOVALIS DEVELOPMENT & LICENSING CORPORATION an Indiana corporation


                                    By: /s/ Michael J. Sunderland
                                        -----------------------------------
                                        Name:  Michael J. Sunderland
                                        Title: Chief Financial Officer
                                               and Secretary

                                    NOVALIS SERVICES CORPORATION
                                    a Delaware corporation


                                    By: /s/ Michael J. Sunderland
                                        -----------------------------------
                                        Name:  Michael J. Sunderland
                                        Title: Chief Financial Officer
                                               and Secretary

                                LIST OF EXHIBITS


Exhibit A - Form of Revolving Credit Note

Exhibit B - Form of Lockbox Agreement

Exhibit C - Form of Legal Opinion

Exhibit D - Form of Estoppel Certificate

                                LIST OF SCHEDULES


Schedule 1.16  -      Customer Contracts

Schedule 1.35  -      Permitted Liens

Schedule 3.1   -      Leases with prior liens

Schedule 4.1   -      Subsidiaries

Schedule 4.5   -      Litigation

Schedule 4.7   -      Tax Identification Numbers

Schedule 4.15  -      Places of Business

Schedule 4.16  -      Licenses

Schedule 4.20  -      Casualties within prior 5 years

Schedule 4.21  -      Trade Names

Schedule 7.4   -      Expected Major Transaction

Schedule 7.12  -      Transactions with Affiliates

Schedule 7.14  -      Anticipated Changes in Capital Structure